Exhibit 11

                             BNP U.S. FUNDING L.L.C.

                   COMPUTATION OF NET LOSS PER COMMON SECURITY

                      (in thousands, except per share data)

                                                       For the Nine Months Ended
                                                          September 30, 2004
                                                              (unaudited)
                                                       -------------------------
Net income                                                            $ 17,154
Less:  preferred securities dividend requirement                        19,345
                                                                      ---------
Net loss applicable to common securities                              $ (2,191)
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Securities:
Weighted average number of common securities outstanding                53,011
                                                                     ----------
Net loss per common security                                          $ (41.33)
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